SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to section 13 or 15 (d) of the Securities Exchange Act



                               September 27, 1999
                                 Date of Report
                        (Date of Earliest Event Reported)


                               Americom USA, Inc.
                    (Exact Name as Specified in its Charter)


         Delaware                       0-023769                 52-2068322
        -----------------             ------------          -------------------
         (State or other              (Commission             (I.R.S. Employer
         jurisdiction of              File Number)           Identification No.)
         incorporation)


                                1303 Grand Avenue
                       Arroyo Grande, California, CA 93420
                    -----------------------------------------
                    (Address of principal executive offices)


                                  805/542-6700
                         -------------------------------
                          Registrant's telephone number

ITEM 2. Acquisition or Disposition of Assets

On September 27, 1999 AmeriComUSA, Inc. (`the Company') finalized a Merger And Recapitalization Agreement and Plan of Reorganization with digiCities, Incorporated (`the Agreement'). The Agreement was initially entered into on August 2, 1999 but subsequently re-negotiated and amended. The Agreement was concluded pursuant to the Memorandum of Understanding reached with digiCities on July 2, 1999 and previously reported on Form 8K.

The Agreement provides for the Company to acquire all of digiCities' issued and outstanding common stock in exchange for 3,500,014 shares of AmeriComUSA's Class A common stock. In addition, AmeriComUSA will allocate options to purchase 1,500,000 shares of its Class A common stock to digiCities employees, pursuant to AmeriComUSA's employee stock option plan. Following completion of the acquisition, digiCities, Inc. will cease to exist as an independent entity.

Completion of the Merger is contingent upon satisfaction of certain Conditions detailed in the Agreement including the obtaining of a Fairness Order and permit qualification for the merger from the California Department of Corporations.

The Agreement also provides for the Company's authorized capital stock to be increased to 120,000,000 shares, of which 99,000,000 shares will be designated as Class A Common Stock, $0.0001 par value, 1,000,000 will be designated as Class B Common Stock, $0.0001 par value and 20,000,000 will be designated as Preferred Stock, $0.0001 par value. The Class A Common Stock shall have all the rights, preferences and privileges granted to common stock under the General Delaware Corporations Law while the Class B Common Stock and Preferred Stock shall have such rights, preferences and privileges and shall be issued in such numbers as the Company's Board of Directors may determine from time to time. Simultaneously with the merger with digiCities, all the outstanding shares of the Company's Common Stock will be converted and exchanged to shares of Class A Common Stock, $0.0001 par value on a one-for-one basis.

digiCities' designs and supports corporate Internet web sites and conducts direct sales campaigns to promote its services. digiCities' has in excess of 15,000 web site customers.


Item 7.  Financial Statements and Exhibits

EXHIBITS

1) Merger and Recapitalization Agreement and Plan of Reorganization with digiCities, Incorporated dated September 27, 1999.*

2) i) Audited financial statements for digiCities, Inc. as of June 30, 1999.**

 ii) Proforma, condensed, consolidated financial statements for AmeriComUSA, Inc. and digiCities, Inc. as of June 30, 1999 (unaudited).**
---------------------------

*    Previously filed.
**   Filed with this amendment

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                          AMERICOM USA, INC.



                                               By: /s/ ROBERT M. CEZAR
                                                       ------------------
                                                       Robert M. Cezar
                                                       Chief Executive Officer

                                                       Dated: October 18, 1999
                                digiCities, INC.
                              FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999
                                digiCities, INC.
                                    CONTENTS



           FINANCIAL STATEMENTS WITH STANDARD REPORT:

           PAGE       1 -  INDEPENDENT AUDITORS' REPORT

           PAGE       2 -  BALANCE SHEET AS OF JUNE 30, 1999

           PAGE       3 -  STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                           OCTOBER 30, 1998 (INCEPTION) TO JUNE 30, 1999

           PAGE       4 -  STATEMENT OF CHANGES IN STOCKHOLDERS'
                           DEFICIENCY FROM OCTOBER 30,1998 (INCEPTION) TO
                           JUNE 30,1999

           PAGE       5 -  STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                           OCTOBER 30, 1998 (INCEPTION) TO JUNE 30, 1999

           PAGES 6 - 11 -  NOTES TO FINANCIAL STATEMENTS AS OF
                           JUNE 30, 1999

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of:
 digiCities, Inc.

We have audited the accompanying balance sheet of digiCities, Inc. as of June 30, 1999 and the related statement of operations, changes in stockholders' deficiency and cash flows for the period from October 30, 1998 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of digiCities, Inc. as of June 30, 1999 and the results of its operations and its cash flows for the period from October 30, 1998 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company's operating loss and working capital deficiency of $327,838 raise substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     WEINBERG & COMPANY, P.A.



Boca Raton, Florida
September 27, 1999
                                digiCities, INC.
                                  BALANCE SHEET
                                  JUNE 30, 1999

                                                          ASSETS

                                                                1999
                                                            ----------
CURRENT ASSETS
 Cash                                                        $   1,404
 Accounts receivable, net                                      293,953
                                                             ---------
   Total Current Assets                                        295,357
                                                             ---------
PROPERTY AND EQUIPMENT, NET                                     94,824
                                                             ---------
OTHER ASSETS
 Accounts receivable - long term, net                                -
 Deposits                                                          457
                                                             ---------
   Total Other Assets                                              457
                                                             ---------
TOTAL ASSETS                                                 $ 390,638
------------                                                 =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Cash overdraft                                              $   4,172
 Accounts payable                                               34,269
 Current maturity of note payable                               10,000
 Current portion of capital lease                                  464
 Accrued liabilities                                            27,146
 Accrued salaries                                              204,530
 Due to factor                                                 207,843
 Due to related parties                                        132,571
 Due to stockholder                                              2,200
                                                             ---------
   Total Current Liabilities                                   623,195
                                                             ---------
LONG-TERM LIABILITIES
Long term portion of capital lease                               5,462
                                                             ---------
   Total Liabilities                                           628,657
                                                             ---------
STOCKHOLDERS' DEFICIENCY
 Common stock, no par value; 100,000 shares authorized;
  85,000 shares issued and outstanding                          20,000
 Additional paid-in capital                                      4,730
 Deficit                                                      (262,749)
                                                             ---------
   Total Stockholders' Deficiency                             (238,019)
                                                             ---------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY               $ 390,638
----------------------------------------------               =========

See accompanying notes to financial statements
                                digiCities, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE PERIOD FROM OCTOBER 30, 1998
                          (INCEPTION) TO JUNE 30, 1999



NET REVENUES                                                 $1,096,177
                                                             ----------
OPERATING EXPENSES
 Payroll                                                        348,284
 Payroll taxes                                                   21,625
 Provision for bad debt                                         578,888
 Site acquisition costs                                         255,167
 Telephone expense                                               25,875
 Advertising and Promotion                                       25,819
 Rent expense                                                    16,700
 Verification                                                    11,398
 Computer bandwidth                                              10,110
 Bank charges and fees                                            8,423
 Depreciation expense                                             7,353
 Legal and professional services                                  5,213
 Travel, meals, and entertainment                                 4,786
 Utilities                                                        2,730
 Repair equipment                                                 1,516
 Miscellaneous                                                    4,492
 Insurance                                                          231
 Taxes and licenses                                                 200
                                                             ----------

   Total Operating Expenses                                   1,328,810
                                                             ----------
LOSS FROM OPERATIONS                                           (232,633)
                                                             ----------
OTHER EXPENSES
 Interest expense                                                (8,463)
 Factor fees                                                    (21,653)
                                                             ----------
   Total Other Expenses                                         (30,116)
                                                             ----------
LOSS BEFORE INCOME TAXES                                       (262,749)

INCOME TAX EXPENSE                                                    -
                                                             ----------
NET LOSS                                                     $ (262,749)
--------                                                     ==========

Net loss per common share:
 basic and diluted                                           $    (3.09)
                                                             ==========
Weighted average common shares:
 outstanding - basic and diluted                                 85,000
                                                             ==========



See accompanying notes to financial statements
                                digiCities, INC.
                      STATEMENT OF STOCKHOLDERS' DEFIFIENCY
                      FOR THE PERIOD FROM OCTOBER 30, 1998
                          (INCEPTION) TO JUNE 30, 1999






                                          Additional
                          Common    Stock   Paid-in  Accumulated
                          Shares   Amount   Capital    Deficit     Total
                         -------- -------- --------- ----------- --------
Common stock issuance      85,000 $ 20,000 $   4,730  $       -  $  24,730
Net loss for the
 Period from October
 30, 1998 (Inception)
 to June 30, 1999            -        -         -      (262,749)  (262,749)
                         -------- -------- ---------  ---------  ---------

BALANCE, JUNE 30, 1999     85,000 $ 20,000 $   4,730  $(262,749) $(238,019)
----------------------   ======== ======== =========  =========  =========




See accompanying notes to financial statements.

                                digiCities, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE PERIOD FROM OCTOBER 30, 1998
                          (INCEPTION) TO JUNE 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                    $ (262,749)
  Adjustments to reconcile net loss
  to net cash used in
  operating activities:
  Depreciation and amortization                                   7,353
  Provision for bad debt                                        578,888
 Changes in assets and liabilities (Increase) in:
  Accounts receivable - current                                (639,460)
  Accounts receivable - long term                              (233,381)
  Increase in:
  Accounts payable                                               34,269
  Accrued salaries                                              204,530
  Bank overdraft                                                  4,172
  Accrued expenses                                               27,146
  Due to related parties                                        132,571
                                                             ----------
   Net cash used in operating activities                       (146,661)
                                                             ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                            (95,870)
  Deposits                                                         (457)
                                                             ----------
   Net cash used in investing activities                        (96,327)
                                                             ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on note payable                                       (5,000)
  Payments on capital lease                                        (381)
  Proceeds from notes and loans payable                          15,000
  Issuance of common stock                                       24,730
  Increase in due to factor                                     207,843
  Due to stockholder                                              2,200
                                                             ----------
   Net cash provided by financing activities                    244,392
                                                             ----------

INCREASE IN CASH AND CASH EQUIVALENTS                             1,404

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                         -
                                                             ----------

CASH AND CASH EQUIVALENTS - END OF YEAR                      $    1,404
---------------------------------------                      ==========

Cash paid during the year for:
 Interest                                                    $      963
                                                             ==========
 Taxes                                                       $     -
                                                             ===========


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:

Equipment acquired by capital lease                          $    6,307





See accompanying notes to financial statements.

                                DIGICITIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

         (A) Description of Business

          digiCities, Inc. (the "Company"), incorporated under the laws of California on October 30, 1998, specializes in the design and hosting of Internet Web sites for small and medium size businesses using a standard layout. The Company has entered into a merger agreement dated September 27, 1999. (See Note 10)

         (B) Use of Estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities. This includes the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

         (C) Cash and Cash Equivalents

         For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

         (D) Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Expenditures from maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of the assets from 5 to 7 years.

         (E) Revenue Recognition

         The Company charges an initial set up fee that is recognized when the site is created and loaded onto the Internet. The Company also charges a monthly hosting fee for each Web site. Revenues are recognized as earned over the hosting period.

         (F) Site Acquisition Costs

         The Company uses in-house and outside telemarketers to acquire new Web site customers. These amounts are charged to operating expenses as incurred.

         (G) Income Taxes

         The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards 109. "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those assets or liabilities are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and

                                DIGICITIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION - (CONT'D)

         (G) Income Taxes - (CONT'D)

         liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NOTE 2 - ACCOUNTS RECEIVABLE AND FACTOR AGREEMENT

         The Company bills its customers primarily through aggregators. An aggregator represents several hundred local telephone exchange carriers ("LECs"). The LECs bill the hosting fees in the customer's monthly phone bill and remit the proceeds to the aggregator. The aggregator holds back a percentage of the amounts collected as a reserve against future charge backs. The amounts reserved are recorded as long term receivables since the aggregator holds these amounts up to eighteen months. Prior to June 30, 1999, the Company's primary aggregator filed for Bankruptcy protection. The Company has approximately $207,800 in current accounts receivable and $233,381 in long term receivables outstanding at June 30, 1999 that were billed by the aforementioned aggregator. The Company has been advanced approximately $207,800 from a factor on these accounts receivable. The Company currently uses another aggregator that bills 99% of the Company's sales. The Company has approximately $284,400 in current accounts receivable outstanding from this aggregator at June 30, 1999.

         Receivables as of June 30, 1999:

                                                    Accounts      Long Term
                                                   Receivable    Receivables
                                                  ------------  ------------
         Receivable                                $    639,460  $    233,381
         Allowance for doubtful accounts                345,507       233,381
                                                   ------------  ------------
                                                   $    293,953  $          -
                                                   ============  ============

         For the period ending June 30, 1999, the Company recorded a provision for doubtful accounts of $578,888 which includes, among other reserves, the entire amount due from the bankrupt aggregator.

         The Company sells certain trade accounts receivable, with recourse, pursuant to a factoring agreement (the "Agreement"). Under the Agreement, the factor advances 50% of the face value of these receivables to the Company. The Company is charged a variable percentage fee based upon the length of the collection period. Factoring fees, sales returns and uncollectible accounts are charged against the reserve and the balance is remitted to the Company
         periodically as   accounts are collected by the factor. For the period

                                DIGICITIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999


NOTE 2 - ACCOUNTS RECEIVABLE AND FACTOR AGREEMENT - (CONT'D)

          ending June 30, 1999 the Company incurred $21,653 in factoring fees. Jacobson Enhanced Technology, dba as Net Computer Business Center ("NetCBC"), which is owned by two of the Company's shareholders has personally guaranteed all debts owed to the factor by digiCities. digiCities has indemnified NetCBC from any and all claims, demands, actions, liability and expenses that may arise out of the guarantee. All of the Company's accounts receivable, inventories, tangible and intangible assets are pledged as collateral under this agreement. At June 30, 1999, the outstanding balance of factored receivables was approximately $767,300 of which $207,800 is advanced by and due to the factor.

NOTE 3 - PROPERTY AND EQUIPMENT

         Property and equipment at June 30 consisted of the following:

                                                                     1999
                                                                -----------
         Office furniture                                       $    11,521
         Computer equipment                                          59,965
         Leasehold improvements                                      24,384
         Equipment under capital lease                                6,307
         Less accumulated depreciation                               (7,353)
                                                                -----------
                                                                $    94,824

         Depreciation expense for the period ended June 30, 1999 was $7,353.

NOTE 4 - ACCRUED SALARIES

         Accrued salaries represent current unpaid salaries to officers and directors from January 1999 to June 1999:

         Accrued salaries             $    204,530

NOTE 5 - NOTE PAYABLE

         In January 1999, the Company entered into a loan agreement with an individual with an original principal of $15,000 and a fixed interest payment of $7,500. The note is unsecured with monthly principal payments of $5,000 starting in May 1999. Accrued interest on the note of $7,500 is included in accrued liabilities at June 30, 1999.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

         (A) Year 2000 Issues

         The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year to 00. The issue is whether computer systems will

                                DIGICITIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999


NOTE 6 - COMMITMENTS AND CONTINGENCIES - (CONT'D)

         (A) Year 2000 Issues - (CONT'D)

         properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and confirmed that the accounting software is Year 2000 compliant. Management has contacted its critical vendors, suppliers, and Internet service provider to determine their own Year 2000 efforts and has not identified any Year 2000 compliance issues with those parties. Costs of investigating Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues will not have a material effect on the Company's future financial position or results of operations.

         (B) Capital Lease Agreement

         The Company leases office equipment under a non-cancelable capital lease agreement dated February 6, 1999.

         Future minimum lease payments under the capital lease are as follows at June 30, 1999:

         2000                                                  $    3,225
         2001                                                       3,225
         2002                                                       3,225
         2003                                                       1,876
                                                               ----------
         Total future minimum lease payments                       11,551
          Less: interest                                            5,625
                                                               ----------
         Present value of future minimum lease payments             5,926
          Less: current portion                                       464
                                                               ----------
         Long-term obligation under capital lease              $    5,462
                                                               ==========

         (C) Operating Lease Agreements

         The Company leases office space and equipment under non-cancelable operating leases. The leases have remaining terms varying from the years 2000 through 2004.

         Future minimum lease payments for the operating leases are as follows at June 30, 1999:

                             Years Ending                         Amount

                                2000                            $  46,132
                                2001                               57,168
                                2002                               57,168
                                2003                               57,168
                                2004                               10,184
                                                                ---------
                                                                $ 227,820
                                                                =========
         Rent expense for the period ended June 30, 1999 was $16,700.

                                DIGICITIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999

NOTE 7 - RELATED PARTIES

         (A) Due to Related Parties

         The Company entered into an agreement with Executive Marketing of California, Inc. ("EMC"), which is owned by two of the Company's principal stockholders. The agreement calls for EMC to provide all marketing, customer service, accounting, customer billings, and management services for digiCities. EMC also receives all monies due from billings and pays certain operating expenses for the Company. EMC provides these services exclusively for digiCities. As of June 30, 1999, the amount due to EMC of $29,452 represents net advances made on behalf of the Company over monies collected on behalf of the Company.

         The Company also entered into an agreement with NetCBC, Inc. ("NetCBC"), which is owned by the other two principal stockholders of the Company. The agreement calls for NetCBC to provide technical services to the Company including computer bandwidth, dial-up access, and space for the Company's computers. The agreement calls for NetCBC to receive $2,982 per month for these services. The Company has recorded expenses of approximately $17,890 related to these services through June 30, 1999. NetCBC also pays certain operating expenses for the Company. As of June 30, 1999, the amount due to NetCBC for operating expenses and service charges is $103,119.

         (B) Due to Stockholder

         The Company borrowed $2,500 directly from a 23% stockholder. Due to the short-term nature of the loan, no interest has been recorded. As of June 30, 1999, $2,200 is due to the stockholder.

NOTE 8 - INCOME TAX EXPENSE

         Current: Income tax expense (benefit) for the years ended June 30, 1999 is summarized as follows:
                                                                   1999
                                                                   ----
         Current
           Federal                                              $     -
           State                                                      -
         Deferred                                                     -
                                                                --------
                                                                $     -
                                                                ========
         The Company's tax expense differs from the "expected" tax expense for the period ended June 30, 1999 (computed by applying the Federal Corporate tax rate of 34 percent to income (loss) before taxes), as follows:
                                                                   1999
                                                                   ----
               Computed "expected" tax expense (benefit)        $  (89,334)
               State income tax                                       -
               Change in valuation allowance                        89,334
                                                                -----------
                                                                $     -

                                DIGICITIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 1999

NOTE 8 - INCOME TAX EXPENSE - (CONT'D)

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at June 30 are as follows:

         Deferred tax assets:
         Net operating loss carryforward                       $     89,334
                                                               ------------

         Total gross deferred tax assets                             89,334

         Less valuation allowance                                    89,334
                                                               ------------
         Net deferred tax assets                               $          -
                                                               ============

         At June 30, 1999, the Company had net operating loss carryforwards of approximately $262,000 for income tax purposes, available to offset future taxable income expiring in 2024.

         The net change in the valuation allowance during the period ended June 30, 1999 was an increase of $89,334.

NOTE 9 - Going Concern

         As reflected in the accompanying financial statements, the Company had an operating loss of $262,749 and a working capital deficiency of $327,838. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital. The Company has entered into a merger agreement with a company to provide, among other things, working capital. That company currently has a going concern opinion. (See Note 10) The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 10 - SUBSEQUENT EVENTS

         During July, the Company issued 9,305 shares of common stock to employees, directors and consultants for services.

         On September 27, 1999, the Company signed an amended Merger Agreement and Plan of Reorganization to be acquired by an Internet Services Company. ("Acquirer") Pursuant to the Merger, the Acquirer will (i) increase authorized capital stock to 120,000,000 of which 99,000,000 shares shall be Class A common stock, 1,000,000 shall be Class B common stock, and 20,000,000 shall be preferred stock (ii) issue 3,500,014 shares of the Company's Class A common stock in exchange for all of the issued and outstanding common stock of digicities, Inc. and (iii) issue 1,500,000 options to purchase the Acquirer's Class A common stock.

                       AMERICOM USA, INC.AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)


The following unaudited condensed consolidated pro forma balance sheet as of June 30, 1999 and the unaudited pro forma consolidated statement of operations for the year ended June 30, 1999 reflect the acquisition of digiCities, Inc. by Americom USA, Inc. (the "Company") as if the acquisition had occurred on June 30, 1999 for balance sheet purposes and at the beginning of the period for purposes of the statement of operations. The acquisition was accounted for as a purchase under the provisions of the Accounting Principles Board Opinion No, 16, "Business Combinations".

The condensed pro forma consolidated statements of operations for the year ended June 30, 1999 are based on the historical consolidated financial statements of the Company and its subsidiaries for the year ended June 30, 1999 and the historical financial statements of digiCities for the period October 30, 1998 (inception) to June 30, 1999.

The condensed pro forma consolidated financial statements are not necessarily indicative of the Company's results of operations that might have occurred had the purchase been completed at the beginning of the period presented, or indicative of the Company's consolidated financial position or results of operations for any future date or period.

These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto
digiCities, Inc. included elsewhere in this document and the financial statements of Americom USA, Inc. referred to above.




                       AMERICOM USA, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                  June 30, 1999
                                   (unaudited)

                                                                                       PRO FORMA
                                                      HISTORICAL                      ADJUSTMENTS           PRO FORMA
                                     ------------------------------------------  ------------------- -------------------------

                                           AMERICOM               DIGICITIES,                                    AMERICOM
                                           USA, INC.                  INC.                                       USA, INC.
                                     --------------------     -------------------                         ---------------------

                           ASSETS
CURRENT ASSETS:
    Cash                                   $ 5,497                 $ 1,404                                     $   6,901
    Accounts receivable, net                33,819                 293,953                                       327,772
    Other current assets                    64,268                      --                                        64,268
                                     --------------------     -------------------                         ---------------------
Total Current Assets                       103,584                 295,357                                       398,941
                                     --------------------     -------------------                         ---------------------

PROPERTY & EQUIPMENT, net                  537,223                  94,824                                       632,047
                                     --------------------     -------------------                         ---------------------

OTHER ASSETS
   Deposits                                 20,534                     457                                        20,991
   Advances pursuant to merger             520,000                      --                                       520,000
   Kiosk computer software, net          1,441,134                      --                                     1,441,134
   Myline software, net                  1,452,556                      --                                     1,452,556
   Goodwill, net                           383,528                      --            7,238,047  (1)           7,621,575
                                     --------------------     -------------------                         ---------------------

Total Other Assets                       3,817,752                     457                                    11,056,256
                                     --------------------     -------------------                         ---------------------

TOTAL ASSETS                           $ 4,458,559               $ 390,638                                  $ 12,087,244
                                     ====================     ===================                         =====================

           LIABILITIES AND STOCKHOLDERS DEFICIENCY

CURRENT LIABILITIES:
     Cash overdraft                   $         --                 $ 4,172                                       $ 4,172
     Accounts payable
      and accrued liabilities            1,751,093                 265,945                                     2,017,038
     Notes and loans payable -
      current portion                      335,951                  10,000                                       345,951
     Notes and loans payable -
      related parties                      638,145                 134,771                                       772,916
     Obligation under capital lease          2,484                     464                                         2,948
     Convertible promissory notes          150,000                      --                                       150,000
     Due to factor                              --                 207,843                                       207,843
     Deferred revenue                        2,463                      --                                         2,463
                                    --------------------     -------------------                         ---------------------

Total Current Liabilities                2,880,136                 623,195                                     3,503,331
                                    --------------------     -------------------                         ---------------------

CAPITAL LEASE OBLIGATION, net of                --                   5,462                                         5,462
     current portion
NOTES AND LOANS PAYABLE, net of
     current portion                       200,000                      --                                       200,000
                                    --------------------     -------------------                         ---------------------


TOTAL LIABILITIES                        3,080,136                 628,657                                     3,708,793
                                   --------------------     -------------------                         ---------------------


TOTAL REFUNDABLE COMMON STOCK,net        2,534,064                      --                                     2,534,064
                                   --------------------     -------------------                         ---------------------

STOCKHOLDERS' DEFICIENCY
    Common stock                             3,252                  20,000              (19,650) (1)               3,602
    Additional paid in capital           8,416,156                   4,730            6,994,948  (1)          15,415,834
    Deficit                             (9,575,049)               (262,749)             262,749  (1)          (9,575,049)
                                   --------------------     -------------------                         ---------------------

TOTAL STOCKHOLDERS'  DEFICIENCY         (1,155,641)               (238,019)                                    5,844,387
                                  --------------------     -------------------                         ---------------------
TOTAL LIABILITIES AND
 STOCKHOLDERS' DEFIENCY                $ 4,458,559               $ 390,638                                  $ 12,087,244
                                  ====================     ===================                         =====================



                       AMERICOM USA, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                           PRO FORMA
                                        HISTORICAL                         ADJUSTMENTS           PRO FORMA
                       ------------------------------------------  ---------------------------------------------
                                                   For the eight
                          For the year ended       months ended                              For the year ended
                          June 30, 1999           June 30, 1999                                June 30, 1999

                             AMERICOM               DIGICITIES,                                    AMERICOM
                             USA, INC.                  INC.                                       USA, INC.
                         --------------------     -------------------                         ---------------------

REVENUES, NET                  $ 143,591             $ 1,096,177                                   $ 1,239,768

COST OF SALES                    121,873                       0                                       121,873
                         --------------------     -------------------                         ---------------------

GROSS PROFIT                      21,718               1,096,177                                     1,117,895
                         --------------------     -------------------                         ---------------------

OPERATING EXPENSES
   Payroll                     1,612,659                 348,284                                     1,960,943
   Contract services             717,623                 255,167                                       972,790
   Amortization                  353,206                                      965,073  (2)           1,318,279
   Depreciation                   54,624                   7,353                                        61,977
   Legal and professional        487,310                   5,213                                       492,523
   Consulting                  3,417,418                       0                                     3,417,418
   Provision for bad debt         21,679                 578,888                                       600,567
   Other general and
    administrative               956,300                 133,905                                     1,090,205
                        --------------------     -------------------                         ---------------------

TOTAL OPERATING
  EXPENSES                     7,620,819               1,328,810                                     9,914,702
                        --------------------     -------------------                         ---------------------

LOSS FROM OPERATIONS          (7,599,101)               (232,633)                                   (8,796,807)

                        --------------------     -------------------                         ---------------------
OTHER INCOME(EXPENSE)
   Gain on debt
    forgiveness                   5,000                       0                                         5,000
   Other income                   1,752                       0                                         1,752
   Interest expense             (98,953)                 (8,463)                                     (107,416)
   Payroll tax penalties         (8,097)                                                               (8,097)
   Factor fees                  (21,653)                                      (21,653)
                       --------------------     -------------------                         ---------------------

NET OTHER EXPENSES             (100,298)                (30,116)                                     (130,414)

Income Tax Expense                1,600                       0                                         1,600
                       --------------------     -------------------                         ---------------------

NET LOSS                   $ (7,700,999)             $ (262,749)                                 $ (8,928,821)
                       ====================     ===================                         =====================


NET LOSS PER COMMON SHARE -
  Basic and diluted                                                                                   $ (0.27)
                                                                                            =====================


WEIGHTED AVERAGE SHARES -
  Basic and diluted                                                                                32,727,090
                                                                                           =====================


                       AMERICOM USA, INC. AND SUBSIDIARIES
         NOTES TO CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS




(1) The pro forma adjustments to the consolidated balance sheet give effect to the merger as if it occurred on June 30, 1999. The purchase price has been computed using a $2.00 per share fair market value of the 3,500,014 AmeriCom USA, Inc. common stock shares to be issued to the digiCities, Inc. stockholders. The $2.00 value is based upon recent issuances of AmeriCom USA, Inc. common stock for cash pursuant to private placements.

         The purchase price differential is computed as follows:

                    Purchase price                                    $7,000,028
                    digiCities, Inc. stockholders' deficiency            238,019
                                                                    ------------
                    Purchase price differential                       $7,238,047
                                                                      ==========

         Since the merger has not yet closed, the Company has allocated the purchase price based on the assumption that the historical costs of the recorded assets and liabilities to be acquired approximate the fair market value of those assets and liabilities at the merger date. Accordingly, the purchase price differential of $7,238,047 has been allocated on a preliminary basis to goodwill pending the development of additional fair market value data of the acquiree's customer base intangible asset. The goodwill will be amortized over a period of five years using the straight-line method.

(2) Amortization of acquired goodwill is based on the assumption that the acquisition occurred on October 30, 1998, the inception date of digiCities, Inc.

         The pro forma effect of amortization of acquired goodwill over the next five years is as follows:


2000     $1,447,609
2001      1,447,609
2002      1,447,609
2003      1,447,609
2004        485,382
        -----------
         $6,272,974